[LOGO]
                           LIGAND (R) PHARMACEUTICALS

                                                                  April 11, 2002



Dear Stockholder:

          You are cordially invited to attend the annual meeting of the stockholders of Ligand Pharmaceuticals Incorporated, to be held on Wednesday, May 15, 2002 at 9:00 a.m. local time at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037.

          Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

          YOUR VOTE IS IMPORTANT, so even if you plan to attend the meeting, I encourage you to sign, date and return the enclosed proxy promptly in the accompanying reply envelope. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

          We look forward to seeing you at the annual meeting.


                              /S/DAVID E. ROBINSON



                              David E. Robinson
                              CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
San Diego, California





                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy or vote by telephone as described in the enclosed proxy materials as promptly as possible. If you are voting by mail, please return it in the enclosed envelope. You do not need to add postage if mailed in the United States.


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                                     [LOGO]
                           LIGAND (R) PHARMACEUTICALS


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 15, 2002

Dear Stockholder:

          The annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the "Company") will be held at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037 on Wednesday, May 15, 2002 at 9:00 a.m., for the following purposes:


          1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting:
               David E. Robinson, Henry F. Blissenbach, Alexander D. Cross, John Groom, Irving S. Johnson, Carl C. Peck and Michael A. Rocca.

          2. To approve a new 2002 Stock Option/Stock Issuance Plan and to authorize shares for issuance under that plan.

          3. To approve a new 2002 Employee Stock Purchase Plan, and to authorize shares for issuance under that plan.

          4. To ratify the selection of Deloitte & Touche LLP as independent accountants for the fiscal year ending December 31, 2002.

          5. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

          Stockholders of record at the close of business on March 20, 2002 will be entitled to vote at the annual meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the annual meeting in person, please sign, date and return the enclosed proxy in the envelope provided. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

                                   By Order of the Board of Directors


                                   /S/WARNER R. BROADDUS


                                   Warner R. Broaddus
                                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
San Diego, California
April 11, 2002

                                TABLE OF CONTENTS

Introduction.................................................................1
Proposal No. 1, Election of Directors........................................2
     Business Experience of Directors-Nominees...............................2
     Board Meetings and Committees ..........................................4
     Director Compensation ..................................................4
     Recommendation of the Board of Directors ...............................5
Proposal No. 2, Approval of the 2002 Stock Option/Stock Issuance Plan........6
     Plan Structure..........................................................6
     Issuable Shares.........................................................6
     Eligibility.............................................................7
     Valuation...............................................................8
     Discretionary Grant Program.............................................8
     Stock Issuance Program..................................................9
     Automatic Option Grant Program..........................................9
     Director Fee Option Grant Program.......................................10
     General Plan Provisions.................................................10
     Amendment and Termination...............................................12
     Stock & Option Awards to Officers & Directors...........................13
     New Plan Benefits.......................................................13
     Federal Income Tax Consequences.........................................14
     Accounting Treatment....................................................15
     Stockholder Approval....................................................15
     Recommendation of the Board of Directors ...............................16
Proposal No. 3, Approval of the 2002 Employee Stock Purchase Plan............17
     Share Reserve and Plan Administration...................................17
     Offering Periods and Purchase Rights....................................17
     Purchase Price..........................................................18
     Eligibility and Participation...........................................18
     Special Limitations.....................................................19
     Change in Ownership.....................................................19
     Share Proration.........................................................20
     Amendment and Terminations..............................................20
     Federal Tax Consequences ...............................................20
     Accounting Treatment....................................................21
     Stock Issuances to Officers and Directors...............................21
     New Purchase Plan Benefits..............................................21
     Stockholder Approval....................................................21
     Recommendation of the Board of Directors ...............................22
Proposal No. 4, Ratification of Independent Auditors.........................23
     Audit Fees..............................................................23
     Financial Information Systems Design and Implementation Fees............23
     All Other Fees..........................................................23
     Change of Independent Accountants in October 2000.......................23
     Recommendation of the Board of Directors ...............................24
Stock Ownership..............................................................25
Executive Officers...........................................................26
Executive Compensation and Other Information.................................28
     Relationships and Independence of the Compensation Committee Members....32
     Compensation Committee Report...........................................32
     Audit Committee Report..................................................35
     Performance Graph.......................................................36
Certain Relationships and Related Transactions...............................37
Section 16(a) Beneficial Ownership Reporting Compliance......................38
Deadline for Proposals for Next Annual Meeting...............................38
Annual Report and Form 10-K..................................................38
Solicitation of Proxies......................................................39
Other Business...............................................................39
Appendix A, Audit Committee Charter..........................................A-1
Appendix B, 2002 Stock Incentive Plan........................................B-1
Appendix C, 2002 Employee Stock Purchase Plan................................C-1

                       LIGAND PHARMACEUTICALS INCORPORATED
                           10275 SCIENCE CENTER DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                                  May 15, 2002

          On behalf of the Board of Directors of Ligand Pharmaceuticals Incorporated, (the "Company"), we are asking for your proxy, to be used at the annual meeting of stockholders to be held on May 15, 2002. The annual meeting will be held at 9:00 a.m. at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037. Stockholders of record on March 20, 2002 are entitled to notice of and to vote at the annual meeting. This proxy statement and accompanying proxy materials were first mailed to stockholders on or about April 11, 2002.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

          At our annual meeting, stockholders will act on the items outlined in the Notice of Meeting that is attached to this proxy statement. These include the election of directors, adopting a new Stock Option/Stock Issuance Plan, adopting a new Employee Stock Purchase Plan, and ratifying the appointment of our independent auditors. In addition, management will report on the performance of the company during the past year and will respond to questions from our stockholders. An annual report for the year ended December 31, 2001, is enclosed with this proxy statement.

WHO CAN VOTE AT THE MEETING?

          Only stockholders of record as of the close of business on the record date, March 20, 2002, are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see "How do I vote" below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date, there were 64,548,787 shares of common stock outstanding and only shares of one class of common stock outstanding.

          All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately "yes" votes, "no" votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as "present" when determining whether there is a quorum to transact business. Abstentions will be counted as votes on the proposals discussed in this proxy statement and will have the same effect as "no" votes. However, broker non-votes will not be counted as votes on the proposals.

HOW DO I VOTE?

          If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in "street name" through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

          All shares represented by a proxy will be voted, and if a stockholder specifies a choice with respect to any item to be acted upon, the shares will be voted in accordance with that choice. If no choice is indicated on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, and in favor of the three other proposals specified in the attached Notice of the Meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting.

          You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices, 10275 Science Center Drive, San Diego, California 92121. You may also revoke your proxy by attending the annual meeting and voting in person.

                       ITEMS TO BE VOTED ON AT THE MEETING


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS


          The persons named below have been nominated by management to serve as directors of the Company until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company's bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the stockholders at an annual meeting and shall be within the range of seven to 11 individuals. The authorized number of directors is currently eight. The Board of Directors has selected seven nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The proxies received by the proxyholders cannot be voted for more than seven directors and, unless otherwise instructed, the proxyholders will vote such proxies for the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable to or will decline to serve as a director.

NOMINEES

                                                                         Year First
Name                                Offices Held                      Elected Director     Age
----                                ------------                      ----------------     ---
David E. Robinson                   Chairman, President, Chief              1991           53
                                    Executive Officer and Director
Henry F. Blissenbach (A) (C) (N)    Director                                1995           59
Alexander D. Cross, Ph.D. (A)       Director                                1991           70
John Groom (C) (N)                  Director                                1995           63
Irving S. Johnson, Ph.D. (C) (N)    Director                                1989           76
Carl C. Peck, M.D.                  Director                                1997           60
Michael A. Rocca (A)                Director                                1999           57

_____________________________

(A)  Member of the Audit Committee
(C)  Member of the Compensation Committee
(N)  Member of the Nominating Committee

BUSINESS EXPERIENCE OF DIRECTOR-NOMINEES

          DAVID E. ROBINSON has served as President, Chief Executive Officer and a Director since 1991. Since May 1996, Mr. Robinson has also served as Chairman of the Board. Mr. Robinson was Chief Operating Officer at Erbamont, a pharmaceutical company from 1987 to 1990. From 1984 to 1987 Mr. Robinson was President of Adria Laboratories, Erbamont's North American subsidiary. Before joining Erbamont he was employed in various executive positions for more than 10 years by Abbott Laboratories, most recently as Regional Director of Abbott Europe. Mr. Robinson received his B.A. in political science and history from MacQuaire University, Australia and his M.B.A. from the University of New South Wales, Australia. Mr. Robinson is a Director of BIOCOM San Diego, and is a director and Chairman of the Board of the Biotechnology Industry Organization.

          HENRY F. BLISSENBACH has served as a Director since May 1995 and currently serves as a member of the Board's Compensation, Nominating and Audit Committees. Dr. Blissenbach is currently Chairman, President and Chief Executive Officer of Chronimed, Inc., a publicly held prescription drug distribution company ("Chronimed"), a position he has held since March 2000, having previously served as President and Chief Operating Officer from May 1997 to March 2000. Previously, Dr. Blissenbach served as President of Diversified Pharmaceutical Services, a division of United Health Care, from 1992 to 1997 (now GlaxoSmithKline). He earned his Doctor of Pharmacy (Pharm.D.) degree at the University of Minnesota, College of Pharmacy. He has held an academic appointment in the College of Pharmacy, University of Minnesota, since 1981. Dr. Blissenbach currently serves on the Board of Directors of Chronimed. Mr. Blissenbach holds a B.S. from the University of Minnesota.

          ALEXANDER D. CROSS, PH.D. has served as a Director of Company since March 1991 and currently serves as a member of the Company's Audit Committee. Dr. Cross has been an independent consultant in the fields of pharmaceuticals and biotechnology since January 1986. Dr. Cross served as President and Chief Executive Officer of Zoecon Corporation, a biotechnology company, from April 1983 to December 1985, and Executive Vice President and Chief Operating Officer from 1979 to 1983. Dr. Cross currently serves as Chairman of the Board of Directors and Chief Executive Officer for Cytopharm, Inc., a private company. He is a member of the Boards of Directors of Dermal Systems International Inc. and Dermal NEWCO, private companies. Dr. Cross received his B.Sc., Ph.D. and D.Sc. degrees from the University of Nottingham, England, and is a Fellow of the Royal Society of Chemistry.

          JOHN GROOM has served as a Director since May 1995 and currently serves as a member of the Company's Nominating and Compensation Committees. In 2001, Mr. Groom retired as President and Chief Operating Officer of Elan Corporation, plc ("Elan") having served in that capacity since January 1997. Previously, he was President, Chief Executive Officer and a Director of Athena Neurosciences, Inc. from 1987 until its acquisition by Elan in July 1996. From 1960 until 1985, Mr. Groom was employed by Smith Kline & French Laboratories ("SK&F"), a division of SmithKline Beckman (now GlaxoSmithKline). He held a number of positions at SK&F including President of SK&F International, Vice President, Europe, and Managing Director, United Kingdom. Mr. Groom currently also serves on the Board of Directors of Elan, Riboyzme Pharmaceuticals Inc., Amarin Corporation, plc and CV Therapeutics, Inc. Mr. Groom is a Fellow of the Association of Certified Accountants (UK).

          IRVING S. JOHNSON, PH.D. has served as a Director since March 1989 and currently serves as a member of the Company's Compensation and Nominating Committees. Dr. Johnson has been an independent consultant in biomedical research since 1989. From 1953 until his retirement in November 1988, Dr. Johnson held various positions with Eli Lilly & Company, a pharmaceutical company, most recently as Vice President of Research from 1973 until 1988. He currently serves on the Scientific Advisory Boards of both the Company and Elan. Dr. Johnson holds a Ph.D. from the University of Kansas and a B.S. from Washburn Municipal University.

          CARL C. PECK, M.D. has served as a Director since May 1997. Dr. Peck has been Professor of Pharmacology and Medicine and Director of the Center for Drug Development Science at Georgetown University Medical Center since September 1994. Dr. Peck was Boerhaave Professor of Clinical Drug Research at Leiden University from November 1993 to July 1995. From October 1987 to November 1993, Dr. Peck was Director, Center for Drug Evaluation and Research of the FDA. He held a number of academic positions prior to October 1987, including Professor of Medicine and Pharmacology, Uniformed Services University, from 1982 to October 1987. Dr. Peck holds an M.D. and a B.S., both from the University of Kansas.

          MICHAEL A. ROCCA has served as a Director since April 1999 and currently serves as a member of the Company's Audit Committee. Mr. Rocca is currently an independent financial consultant. Previously he was Senior Vice President and Chief Financial Officer of Mallinckrodt, Inc., a global manufacturer and marketer of specialty medical products, a position he held from April 1994 to October 2000. From 1966 until 1994, Mr. Rocca was employed by Honeywell, Inc., a control technology company. He held a number of positions at Honeywell which included Vice President and Treasurer, Vice President of Finance, Europe, and Vice President and Controller International. Mr. Rocca earned his BBA in accounting from the University of Iowa.

BOARD MEETINGS AND COMMITTEES

          The Board of Directors of the Company held a total of five meetings during the fiscal year ended December 31, 2001. During such year, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Board committees on which such director served which were held during the periods in which he served, with the exception of Dr. Johnson.

          The Company has an Audit Committee, a Nominating Committee and a Compensation Committee of the Board of Directors.

          The Audit Committee was established in March 1992 and is primarily responsible for reviewing the Corporation's audit process, financial reporting functions, systems of internal control, and compliance programs. This Committee currently consists of Dr. Cross and Messrs. Blissenbach and Rocca, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers' listing standards. The Audit Committee held two meetings during 2001. The Audit Committee is governed by a written charter approved by the Board of Directors, which was last amended in March 2002. A copy of this charter is included as Appendix A to this proxy statement.

          The Nominating Committee was established in December 2001 and is responsible for identifying and recommending candidates for director of the Company. The Committee's current members are Dr. Johnson and Messrs. Blissenbach and Groom. The Nominating Committee did not meet during 2001. The Nominating Committee considers nominees recommended by stockholders, if submitted in writing to the Secretary at the Company's principal executive offices and accompanied by the author's full name, current address and telephone number.

          The Compensation Committee was established in March 1992 and reviews and approves the Company's compensation policies, sets executive officers' compensation and administers the Company's stock option and stock purchase plans. This committee currently consists of Dr. Johnson and Messrs. Blissenbach and Groom. The Compensation Committee held three meetings and two telephonic meetings and acted by unanimous written consent twice during 2001.

DIRECTOR COMPENSATION

          Non-employee Board members are paid fees for their Board service and are reimbursed for expenses incurred in connection with such service. Drs. Cross and Peck, and Messrs. Blissenbach, Groom and Rocca each receive a fee of $2,500 for each Board meeting attended, $1,000 for each committee meeting attended on non-Board meeting dates and $500 for each Board meeting in which he participates by telephone. The Company also reimburses each of Drs. Cross and Peck, and Messrs. Groom, Blissenbach and Rocca for all reasonable and necessary travel and other incidental expenses incurred in connection with the performance of his Board duties. Under a commitment with Dr. Johnson, the Company pays him a fee of $2,500 for each Board meeting attended, $500 for each Board meeting in which he participates by telephone and $4,000 for each day of service as a member of the Scientific Advisory Board or as a consultant to the Company. The Company also reimburses Dr. Johnson for all reasonable and necessary travel and other incidental expense incurred in connection with such duties. In addition, the Company paid Dr. Peck $2,000 for consulting services to the Company in 2001.

          Non-employee Board members are also eligible to participate in the Automatic Option Grant Program in effect under the 1992 Stock Option/Stock Issuance Plan. This program will be continued under the 2002 Stock Option/Stock Issuance Plan, if approved (see Proposal 2 below). At the 2001 annual meeting of stockholders, each of Messrs. Blissenbach, Groom and Rocca and Drs. Cross, Johnson and Peck received an option to purchase 10,000 shares of common stock with an exercise price of $13.02 per share, the fair market value per share of common stock on the date of their re-election as a non-employee Board member. Each of the options granted under the Automatic Option Grant Program becomes exercisable for all the option shares upon completion of one year of Board service. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. Each non-employee Board member re-elected at the 2002 annual meeting will receive an option for 10,000 shares of common stock under the Automatic Option Grant Program of the 1992 Stock Option/Stock Issuance Plan. For further information concerning such automatic option grants to directors, please see "Proposal 2, Approval of the 2002 Stock Option/Stock Issuance Plan--Automatic Option Grant Program" below.

          Non-employee directors may also elect to apply all or a portion of their cash fee to the acquisition of a special discounted stock option under the Director Fee Option Grant Program of the 1992 Stock Option/Stock Issuance Plan. This Program will be continued under the proposed new stock option/stock issuance plan. On January 2, 2002, in connection with such election the directors listed below were each granted an option for the number of shares shown. The numbers include each director's option grants under this program for 2002. In addition, in July 2001, the Compensation Committee increased the cash fee for each outside director from $2,000 to $2,500 per meeting of the full Board and from $750 to $1,000 for each committee meeting attended on non-Board meeting dates, effective July 5, 2001. In accordance with that increase, the Compensation Committee also set a number of additional option shares available to each director listed below, if the director elected to have all or part of his cash fee increase for 2001 paid in the form of stock options. Those additional option shares for 2001 are also included in the numbers shown below.

                         2002 DIRECTOR FEE OPTION GRANTS
                                                                   Option
Name                                                               Shares
-----                                                              ------
Henry F. Blissenbach............................................      857
John Groom......................................................    1,759
Irving S. Johnson, Ph.D. .......................................    1,583
Carl C. Peck, M. D..............................................    1,759
Michael A. Rocca................................................    1,759


          Each option has an exercise price of $5.6828 per share, one-third of the fair market value per share of common stock on the grant date, which was $17.05. Accordingly, the fair market value of those shares less the aggregate exercise price was equal to the cash retainer fee that such Board member elected to apply to the grant. Each option becomes exercisable in a series of 12 successive equal monthly installments upon the optionee's completion of each month of Board service during the 2002 calendar year. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination three years following the optionee's cessation of Board service. For further information concerning this program, please see "Proposal 2--Approval of the 2002 Stock Option/Stock Issuance Plan" below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors unanimously recommends a vote FOR the nominees listed herein.

                                 PROPOSAL NO. 2
              APPROVAL OF THE 2002 STOCK OPTION/STOCK ISSUANCE PLAN


          The Company's stockholders are being asked to approve a new 2002 Stock Option/Stock Issuance Plan (the "2002 Plan") and to authorize for issuance under the plan (i) 750,000 common shares plus (ii) the number of shares available for issuance under the 1992 Stock Option/Stock Issuance Plan (the "1992 Plan") on the effective date of the new plan, including the shares subject to outstanding options and the shares available for future option grants. The 1992 Plan was originally adopted by the Board and was approved by the stockholders in 1992. It expires in November 2002. The 2002 Plan was adopted by the Board of Directors in March 2002 and if approved by the stockholders will become effective on May 16, 2002.

          The new plan will serve as a successor to the 1992 Plan and will allow the Company to continue to provide a comprehensive equity incentive program for the Company's officers, employees and non-employee Board members to encourage these individuals to remain in the Company's service and to more closely align their interests with those of the stockholders. The number of shares for which options will be granted to each newly hired or continuing employee will be based on both competitive market conditions and individual performance.

          The following is a summary of the principal features of the 2002 Plan. The summary, however, is not a complete description of all the provisions of the 2002 Plan. The full text of the proposed 2002 Plan is attached to this proxy statement as Appendix B. The summary also provides information on the current status of the 1992 Plan.

PLAN STRUCTURE

          The 2002 Plan contains four separate equity programs:

          o    the Discretionary Option Grant Program,

          o    the Automatic Option Grant Program,

          o    the Stock Issuance Program, and

          o    the Director Fee Option Grant Program.

The principal features of these programs are described below. The 2002 Plan will be administered by the Compensation Committee of the Board. This committee has complete discretion, subject to the provisions of the 2002 Plan, to authorize option grants and direct stock issuances under the 2002 Plan. However, the Board may also appoint a secondary committee of one or more Board members to have separate but concurrent authority to make option grants and stock issuances under those programs to all eligible individuals other than the Company's executive officers and non-employee Board members. The term "Plan Administrator," as used in this proxy statement, will mean either the Compensation Committee or any secondary committee, to the extent each such entity is acting within the scope of its duties under the 2002 Plan. The Plan Administrator will not exercise any administrative discretion under the Automatic Option Grant or Director Fee Option Grant Program for the non-employee Board members. All grants under those programs will be made in strict compliance with the express provisions of each such program.

ISSUABLE SHARES

          Over the term of the 1992 Plan, a total of 10,323,457 shares of common stock has been reserved for issuance. As of March 31, 2002, options for 5,548,981 shares of common stock were outstanding under the 1992 Plan, 555,034 shares remained available for future option grant or direct issuance, and 4,229,305 shares have been issued under the 1992 Plan.

          Under this proposal 750,000 new shares are to be reserved for issuance under the new 2002 Plan in addition to (i) the approximately 555,000 shares reserved and available for future option grants under the 1992 Plan and (ii) the approximately 5,550,000 shares reserved and subject to outstanding options under the 1992 Plan.

Shares available for issuance under the 1992 Plan on the effective date of the 2002 Plan, whether under current options outstanding or future option grants will be transferred to the 2002 Plan. Thus, if approved, there will be approximately 1,305,000 shares available for future option grants under the 2002 Plan out of a total of approximately 6,855,000 shares reserved for issuance under the plan. At the time the 2002 Plan becomes effective, the 1992 Plan will terminate, and no further options will be granted or exercised under that plan. No shares have yet been issued under the 2002 Plan. The transferred options will continue with their existing terms unless the Plan Administrator elects to extend one or more features of the 2002 Plan to those options.

          In no event may any one participant in either the 2002 or 1992 Plan receive options, separately exercisable stock appreciation rights and direct stock issuances for more than one million shares in any calendar year.

          If an option expires or is terminated for any reason before all its shares are exercised (including options transferred from the 1992 Plan), the shares not exercised will be available for subsequent option grants or stock issuances under the 2002 Plan. In addition, unvested shares issued under the 2002 Plan and subsequently repurchased by the Company at a price not greater than the original exercise price or issue price paid per share will be added back to the number of shares of common stock reserved for issuance under the 2002 Plan. Accordingly, such repurchased shares will be available for reissuance through one or more subsequent option grants or direct stock issuances under the 2002 Plan. However, shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the 2002 Plan will reduce on a share-for-share basis the number of shares of common stock available for subsequent grants.

          Should any change be made to the common stock issuable under the 2002 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, then appropriate adjustments will be made to

          o the maximum number and/or class of securities issuable under the 2002 Plan;

          o the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year under the 2002 Plan;

          o the number and/or class of securities for which grants are to be made under the Automatic Option Grant Program to new or continuing non-employee Board members;

          o the number and/or class of securities and price per share in effect under each outstanding option; and

          o the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred to the 2002 Plan from the 1992 Plan.

Such adjustments to the outstanding options will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those options.

ELIGIBILITY

          Officers and employees of the Company and its parent or subsidiaries, whether now existing or subsequently established, non-employee members of the Board and consultants and independent contractors of the Company and its parent and subsidiaries will be eligible to participate in the 2002 Plan.

          As of March 31, 2002, approximately 358 employees, including 10 executive officers, and six non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The six non-employee Board members were also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

VALUATION

          The fair market value per share of common stock on any relevant date under the 2002 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. If there is no reported selling price for such date, then fair market value per share will be the closing selling price on the last preceding date for which such quotation exists. On March 31, 2002, the closing selling price per share was $19.72.

DISCRETIONARY GRANT PROGRAM

          GRANTS

          The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

          PRICE AND EXERCISABILITY

          Each granted option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they are immediately exercisable for any or all of the option shares. The shares acquired under such immediately-exercisable options will normally be unvested and subject to repurchase by the Company, at the lower of (i) the exercise price paid per share or (ii) the fair market value per share of common stock at the time of cessation of service if the optionee ceases service with the Company prior to vesting in those shares.

          Each option transferred from the 1992 Plan will have an exercise price per share not less than 85% of the fair market value per share of common stock on the option grant date. The shares acquired under immediately-exercisable options transferred from the 1992 Plan will normally be unvested and subject to repurchase by the Company at the exercise price paid per share.

          The exercise price may be paid in cash or in shares of common stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

          No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options will generally not be assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members or to the optionee's former spouse, to the extent such transfer or assignment is in furtherance of the optionee's estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death. The options transferred from the 1992 Plan do not have terms that expressly allow for such beneficiary designations.

          TERMINATION OF SERVICE

          Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised, up to the date of the option's expiration and/or to accelerate the exercisability or vesting of such options in whole or in part.

          CANCELLATION/REGRANT PROGRAM

          The Plan Administrator will have the authority to effect, with the consent of the affected option holders, the cancellation of outstanding options under the Discretionary Option Grant Program (including options transferred from the 1992 Plan) in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

STOCK ISSUANCE PROGRAM

          Shares may be sold under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash or, in the discretion of the Plan Administrator, through a promissory note payable to the Company. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of common stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or completion of a specified service period. The Plan Administrator will have complete discretion under this program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.

          The shares issued may be fully and immediately vested upon issuance or may vest upon the recipient's completion of a designated service period or upon the Company's attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

          Any unvested shares for which the requisite service requirement or performance objective is not obtained must be surrendered to the Company for cancellation, and the participant will not have any further stockholder rights with respect to those shares. The Company will, however, repay the participant the lower of (i) the cash amount paid for the surrendered shares or (ii) the fair market value of those shares at the time of the participant's cessation of service and shall cancel any promissory note delivered in payment of those shares by the applicable clause (i) or (ii) amount.

          Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

AUTOMATIC OPTION GRANT PROGRAM

          GRANTS

          Under the Automatic Option Grant Program, eligible non-employee Board members will receive a series of option grants over their period of Board service. Each individual who first becomes a non-employee Board member at any time on or after the effective date will receive an option grant for 20,000 shares of common stock on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each annual stockholders meeting held after the effective date, each non-employee Board member who is to continue to serve as a non-employee Board member (including individuals who joined the Board prior to the effective date) will automatically be granted an option to purchase 10,000 shares of common stock, provided such individual has served on the Board for at least six months. There will be no limit on the number of such 10,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service, and non-employee Board members who have previously been in the Company's employ will be eligible to receive one or more such annual option grants over their period of Board service.

          OPTION TERMS

          Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of 10 years. The shares subject to each automatic option grant (whether the initial grant or an annual grant) will fully vest and become exercisable upon his or her completion of one year of Board service measured from the grant date. Additionally, the shares subject to each automatic option grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member. Each option granted under the program will remain exercisable for vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the expiration of the 3-year period measured from the date of the optionee's cessation of Board service.

          Non-employee directors elected at the 2002 annual meeting will each receive an automatic option grant under the 1992 Plan. Those options will vest after completion of one year of Board service measured from the 2002 annual meeting. Other automatic option grants transferred from the 1992 Plan will be fully vested. All automatic option grants transferred from the 1992 Plan will remain exercisable for vested shares for a period of three months following the optionee's cessation of Board service, unless the optionee dies within three months of cessation of Board service. However, for automatic option grants transferred from the 1992 Plan, if the optionee's cessation of Board service is due to the optionee's death, or if the optionee dies within three months of cessation of Board service, each option will remain exercisable for vested shares for a three-year period following the optionee's death. In no event shall any automatic option grant transferred from the 1992 Plan be exercisable following the expiration of the 10-year option term.

DIRECTOR FEE OPTION GRANT PROGRAM

          The Director Fee Option Grant Program will be implemented for each calendar year following the effective date until otherwise determined by the Plan Administrator. Under the Director Fee Option Grant Program, each non-employee Board member may elect, prior to the start of each calendar year, to apply all or any portion of the retainer fee otherwise payable in cash for his or her period of service on the Board for that year to the acquisition of a special discounted option grant. The option grant will be a non-statutory option under the federal tax laws and will automatically be made on the first trading day in January in the calendar year for which the director fee election is in effect. The option will have a maximum term of 10 years measured from the grant date and an exercise price per share equal to one-third of the fair market value of the option shares on such date. The number of shares subject to each option will be determined by dividing the amount of the retainer fee applied to the acquisition of that option by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee applied to the acquisition of the option. Until the Company establishes an annual retainer fee for the non-employee Board members, the dollar amount of the fee subject to the Board member's election each year will be equal to the number of regularly-scheduled Board meetings for that year multiplied by the per Board meeting fee in effect for such year. Under the 1992 Plan, the current annual dollar amount of the fee that can be applied is $17,500.

          The option will become exercisable in a series of 12 successive equal monthly installments upon the optionee's completion of each month of Board service in the calendar year for which the retainer fee election is in effect, subject to full and immediate acceleration upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member. Each option granted under the program will remain exercisable for vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the expiration of the 3-year period measured from the date of the optionee's cessation of Board service.

GENERAL PLAN PROVISIONS

          VALUATION

          For all valuation purposes under the 2002 Plan, the fair market value per share of common stock on any date will be deemed equal to the closing selling price per share on that date, as reported on the Nasdaq National Market. If there is no reported selling price for such date, then fair market value per share will be the closing selling price on the last preceding date for which such quotation exists. On March 31, 2002, the closing selling price per share was $19.72.

          VESTING ACCELERATION

          In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity is involuntarily terminated within a designated period (not to exceed 18 months) following such acquisition. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The Plan Administrator will also have the authority to grant options which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation.

          The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by a change in the majority of the Board by reason of one or more contested elections for Board membership). Such accelerated vesting may occur either at the time of such change in ownership or control or upon the subsequent involuntary termination of the individual's service within a designated period (not to exceed 18 months) following such change in ownership or control.

          The Plan Administrator will have the discretionary authority to extend the vesting acceleration provisions of the 2002 Plan to any or all of the options transferred from the 1992 Plan which do not otherwise provide similar change in control protection.

          The shares subject to each option under the Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or
(iii) a change in the majority of the Board effected through one or more contested elections for Board membership.

          The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

          STOCK APPRECIATION RIGHTS

          The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Plan:

               TANDEM STOCK APPRECIATION RIGHTS, which may be granted under the Discretionary Option Grant Program, provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

               LIMITED STOCK APPRECIATION RIGHTS may be granted under the Discretionary Option Grant Program to one or more officers of the Company as part of their option grants, and such rights will automatically be included as part of each grant made under the Automatic Option Grant and Director Fee Option Grant Programs. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of common stock paid in connection with the tender offer over (b) the exercise price payable for such share.

          None of the options currently outstanding under the 1992 Plan contain any stock appreciation rights.

          FINANCIAL ASSISTANCE

          The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program under the 2002 Plan. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

          SPECIAL TAX ELECTION

          The Plan Administrator may provide one or more holders of options or unvested share issuances under the 2002 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

AMENDMENT AND TERMINATION

          The Board may amend or modify the 2002 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 2002 Plan will terminate on the EARLIER of

          o    March 7, 2012 or

          o the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

STOCK & OPTION AWARDS TO OFFICERS & DIRECTORS

          The table below shows, as to the Company's Chief Executive Officer, each of the other four most highly-compensated executive officers of Company (collectively, the "Named Executive Officers") and the various indicated individuals and groups, the number of shares of common stock subject to options granted under the 1992 Plan between January 1, 2001 and March 31, 2002, together with the weighted average exercise price payable per share.

                                                                                               Weighted Average
                                                                                              Exercise Price of
                                                                          Options Granted      Granted Options
Name and Principal Position                                              (Number of Shares)          ($)
---------------------------                                              ------------------   -----------------
DAVID E. ROBINSON...................................................             50,000                 9.87
Chairman of the Board, President, Chief Executive Officer and
Director-Nominee

PAUL V. MAIER.......................................................             40,000                10.68
Senior Vice President, Chief Financial Officer

ANDRES F. NEGRO-VILAR...............................................             40,000                10.68
Senior Vice President, Research  and Development and Chief
Scientific Officer

WILLIAM A. PETTIT...................................................             30,000                10.68
Senior Vice President, Human Resources & Administration
THOMAS H. SILBERG...................................................            115,000              13.6539
Senior Vice President, Commercial Operations

HENRY F. BLISSENBACH................................................             11,620              11.9249
Director-Nominee
ALEXANDER D. CROSS, PH.D............................................             10,000                13.02
Director-Nominee

JOHN GROOM..........................................................             13,286              11.0789
Director-Nominee

IRVING S. JOHNSON...................................................             13,110              11.1513
Director-Nominee
CARL C. PECK, M.D...................................................             13,286              11.0789
Director-Nominee

MICHAEL A. ROCCA....................................................             13,286              11.0789
Director-Nominee

All current directors who are not executive officers (6 persons)....             74,588              11.4837

All current executive officers as a group (10 persons)..............            495,000              12.3509

All employees who are not executive officers (249 persons)..........            655,477              13.1976

NEW PLAN BENEFITS

          As of March 31, 2002, no options have been granted, and no direct stock issuances have been made under the new plan which forms part of this proposal. Each of the non-employee Board members will, upon his re-election to the Board at the annual meeting, receive an option grant under the 1992 Plan's Automatic Option Grant Program for 10,000 shares of common stock, namely Messrs. Blissenbach, Groom, and Rocca and Drs. Cross, Johnson and Peck. Each option will have an exercise price per share equal to the fair market value per share of common stock on the grant date.

FEDERAL INCOME TAX CONSEQUENCES

          OPTION GRANTS

          Options granted under the 2002 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

          INCENTIVE OPTIONS. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price will be included in the optionee's income for purposes of the alternative minimum tax. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

          Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the lesser of the fair market value of those shares on the exercise date or the sale date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date or the sale date, if less, over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

          NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

          The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

          STOCK APPRECIATION RIGHTS

          No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

          The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction generally will be allowed for the taxable year in which such ordinary income is recognized.

          DIRECT STOCK ISSUANCE

          The tax principles applicable to direct stock issuances under the 2002 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

          DEDUCTIBILITY OF EXECUTIVE COMPENSATION

          The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options under the Discretionary Option Grant or Automatic Option Grant Programs will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m). Option grants under the Director Fee Option Grant Program will not qualify as performance-based compensation, and any income tax deductions attributable to the exercise of those options will be subject to the $1 million limitation.

ACCOUNTING TREATMENT

          Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

          Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant generally will not result in any charge to the Company's earnings, but the Company must disclose, in pro forma statements to the Company's financial statements, the impact those option grants would have upon the Company's reported earnings were the value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully diluted basis.

          In addition, any option grants made to non-employee consultants (but not non-employee board members) will result in a direct charge to Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly be adjusted to reflect the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

          Should any outstanding options under the 2002 Plan be repriced, then that repricing will trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option and the date the repriced option is exercised for those shares or otherwise terminates unexercised.

          Should one or more optionees be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

STOCKHOLDER APPROVAL

          The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the annual meeting is required for approval of the 2002 Plan and to reserve approximately 6,855,000 shares for issuance under that Plan consisting of (i) 750,000 new common shares, plus (ii) approximately 6,105,000 shares available under the 1992 Plan to be transferred to the 2002 Plan. In the absence of such stockholder approval, the 2002 Plan will not be implemented, the 1992 Plan will continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1992 Plan until the available reserve of common stock as last approved by the stockholders has been issued pursuant to the exercise of options granted or direct stock issuances made under the 1992 Plan or the earlier expiration of the 1992 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors believes that the 2002 Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. The Board of Directors unanimously recommends a vote FOR the 2002 Plan.

                                 PROPOSAL NO. 3
                APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN


          The Company's stockholders are being asked to approve a new 2002 Employee Stock Purchase Plan (the "2002 ESPP") and to authorize for issuance under the 2002 ESPP (i) 75,000 new common shares plus (ii) the number of shares available for issuance under the existing 1992 Employee Stock Purchase Plan (the "1992 ESPP") on the effective date of the new plan. The 2002 ESPP was adopted by the Board of Directors in March 2002 and if approved by the stockholders will become effective on July 1, 2002. The 1992 ESPP was approved by the stockholders in 1992 and will expire on December 31, 2002.

          The purpose of the new 2002 ESPP and share reserve is to provide a successor plan to the 1992 ESPP and continue to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire an ownership interest in the Company by purchasing its stock through payroll deductions under Section 423 of the Internal Revenue Code.

          The following is a summary of the principal features of the 2002 ESPP. This summary is not a complete description of all the provisions of the 2002 ESPP. The full text of the proposed 2002 ESPP is attached to this proxy statement as Appendix C. The summary also provides information on the current status of the 1992 ESPP.

SHARE RESERVE AND PLAN ADMINISTRATION

          Since its adoption in 1992, 465,000 shares of common stock have been reserved for issuance under the 1992 ESPP. As of March 31, 2002, 417,361 shares of common stock had been issued under the 1992 ESPP, and 47,639 shares are available for future issuance.

          Under this proposal 75,000 shares of common stock will be reserved for issuance under the new 2002 ESPP in addition to approximately 48,000 shares that remain available for issuance under the existing 1992 ESPP. Shares available for issue under the 1992 ESPP will be included in the share reserve for the 2002 ESPP. Thus, if approved, there will be a total of approximately 123,000 shares available for issue under the 2002 ESPP. At the time the 2002 ESPP becomes effective no further purchase rights will be granted or exercised under the 1992 Plan. No shares have yet been issued under the 2002 ESPP.

          Should any change be made to our outstanding common stock by reason of any stock dividend, stock split, exchange or combination of shares or other similar change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to

          o the class and maximum number of securities issuable over the term of the 2002 ESPP,

          o the class and maximum number of securities purchasable per participant on any purchase date and

          o the class and number of securities and the price per share in effect under each outstanding purchase right.

Such adjustments are designed to preclude the dilution or enlargement of rights and benefits under the 2002 ESPP.

          The 2002 ESPP will be administered by the Compensation Committee of the Board of Directors (the "Plan Administrator"). As Plan Administrator, the committee has full authority to administer the 2002 ESPP, including the authority to interpret and construe any provision of the 2002 ESPP.

OFFERING PERIODS AND PURCHASE RIGHTS

          Common stock will be offered for purchase under the 2002 ESPP through a series of successive offering periods, each with a maximum duration (not to exceed 24 months) specified by the Plan Administrator prior to the start date. The initial offering period under the 2002 ESPP will begin on July 1, 2002 and will end on the last business day of June 2004. The next offering period will begin on the first business day of July 2004 and subsequent offering periods shall commence as designated by the Plan Administrator.

          At the time a participant joins the offering period, he or she will be granted a purchase right to acquire shares of common stock at quarterly intervals over the remainder of that offering period. Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her total cash earnings to be applied to the acquisition of common stock at quarterly intervals. The purchase dates will occur on the last business days of March, June, September and December of each year, and all payroll deductions collected from the participant for the three month period ending with each such quarterly purchase date will automatically be applied to the purchase of common stock on that date provided the participant remains an eligible employee and does not withdraw from the 2002 ESPP prior to that date. The initial purchase date under the 2002 ESPP will be September 30, 2002.

          A participant may withdraw from the 2002 ESPP at any time, and his or her accumulated payroll deductions will, at the participant's election, either be applied to the purchase of shares on the next quarterly purchase date or be refunded immediately.

          A participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the quarterly period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

          No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

          No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

PURCHASE PRICE

          The purchase price of the common stock acquired on each quarterly purchase date will be equal to 85% of the LOWER of

          o the fair market value per share of common stock on the start date of the offering period in which the individual is enrolled or

          o    the fair market value on the quarterly purchase date.

          The fair market value per share of common stock on any particular date under the 2002 ESPP will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. If there is no closing selling price for the common stock on that date, then the fair market value per share shall be the closing selling price on the last preceding date for which such quotation exists. On March 31, 2002, the last selling price per share of common stock on the Nasdaq National Market was $19.72.

ELIGIBILITY AND PARTICIPATION

          Any individual who has been employed continuously for at least three months on a basis under which he or she is regularly expected to work for more than 20 hours per week and more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes a parent or subsidiary during the term of the 2002 ESPP) will be eligible to participate in the 2002 ESPP. An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent quarterly entry date (the first business day in January, April, July and October each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any quarterly entry date within that offering period on which he or she is an eligible employee. An employee may participate in only one offering period at a time.

          For the initial offering period beginning at the effective time, each eligible employee at that time will automatically be enrolled as a participant with the ability to contribute the maximum amount (10%) of his cash earnings to the plan. Payroll deductions will begin only if the participant affirmatively elects to commence such payroll deductions following his or her receipt of the 2002 ESPP prospectus. In addition, for the first quarterly purchase interval within that initial offering period, each participant will have the limited opportunity to make his or her contribution to the 2002 ESPP through a lump sum payment rather than through payroll deductions. All other contributions to the 2002 ESPP, however, must be made through authorized payroll deductions. If a participant that is automatically enrolled in the initial offering period does not elect to commence payroll deductions and does not make a lump sum payment of contributions, then no shares will be purchased under the 2002 ESPP on that participant's behalf.

          Should the fair market value per share of common stock on any quarterly purchase date within an offering period be less than the fair market value per share on the start date of that offering period, then the participants in that offering period will, immediately following the purchase of shares on their behalf on such quarterly purchase date, be automatically transferred from that offering period and enrolled in the new offering period beginning on the next business day.

          As of March 31, 2002, approximately 320 employees, including 10 officers of the Company, were eligible to participate in the Employee Stock Purchase Plan.

SPECIAL LIMITATIONS

          The 2002 ESPP imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

          o Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

          o Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

          o No participant may purchase more than 1,330 shares of common stock on any one purchase date.

          The Plan Administrator will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the 2002 ESPP, with the new limits to be in effect for that offering period and each subsequent offering period.

CHANGE IN OWNERSHIP

          Should the Company be acquired by merger, sale of substantially all of its assets or sale of securities representing more than 50% of the total combined voting power of the Company's outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the LOWER of

          o the fair market value per share of common stock on the start date of the offering period in which the individual is enrolled at the time such acquisition occurs or

          o the fair market value per share of common stock immediately prior to such acquisition.

          The limitation on the maximum number of shares purchasable in total by all participants on any one purchase date will be applicable to any purchase date attributable to such an acquisition.

SHARE PRORATION

          Should the total number of shares of common stock which are to be purchased under outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the 2002 ESPP, the plan administrator shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock prorated to such individual, shall be refunded to such participant.

AMENDMENT AND TERMINATION

          The 2002 ESPP will terminate upon the earlier of

          o    the last business day in June 2012 or

          o the date on which all purchase rights are exercised in connection with a change in ownership of the Company.

          The Board may terminate, suspend or amend the 2002 ESPP at any time. However, the Board may not, without stockholder approval,

          o    increase the number of shares issuable under the 2002 ESPP,

          o alter the purchase price formula so as to reduce the purchase price, or

          o modify the requirements for eligibility to participate in the plan.

FEDERAL TAX CONSEQUENCES

          The 2002 ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2002 ESPP or in the event the participant should die while still owning the purchased shares.

          If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the quarterly purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

          If the participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the quarterly purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

          If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

          Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under the 2002 ESPP will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro forma statements to the Company's financial statements, the impact the purchase rights granted under the 2002 ESPP would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES TO OFFICERS AND DIRECTORS

          The table below shows, as to the Named Executive Officers and as to the various indicated groups, the number of shares of common stock and the weighted average purchase price per share, with respect to transactions under the 1992 ESPP effected during the period from January 1, 2001 to March 31, 2002, together with the weighted average purchase price paid per share. Non-employee directors are not eligible to participate in the 1992 or 2002 ESPP.

                                                                                          Weighted
                                                                                          Average
                                                                   Number of Shares       Purchase
Name and Position                                                     Purchased            Price
-----------------                                                    -----------          --------
DAVID E. ROBINSON.................................................            0
Chairman of the Board, President and Chief Executive Officer

PAUL V. MAIER.....................................................        1,687             9.8623
Senior Vice President, Chief Financial Officer

ANDRES F. NEGRO-VILAR.............................................            0
Senior Vice President, Research and Development and Chief
Scientific Officer

WILLIAM A. PETTIT.................................................            0
Senior Vice President, Human Resources & Administration

THOMAS H. SILBERG.................................................            0
Senior Vice President, Commercial Operations

All current executive officers as a group (10 persons)............        3,938             9.8439

All employees who are not executive officers (151 persons)........       51,345             9.9158

NEW PURCHASE PLAN BENEFITS

          No purchase rights have been granted, and no shares of common stock have been issued under the 2002 Plan for which stockholder approval is sought under this proposal.

STOCKHOLDER APPROVAL

          The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the annual meeting is required to approve the 2002 ESPP and to reserve approximately 123,000 shares for issuance under the 2002 ESPP, consisting of (i) the 75,000 new shares in addition to (ii) the shares available under the 1992 ESPP to be transferred to the 2002 ESPP. If the stockholders approve the 2002 ESPP, no shares will be issued under the 1992 ESPP after June 30, 2002. Should such stockholder approval not be obtained, then the 2002 ESPP will not be implemented and the 1992 ESPP will not terminate until the existing share reserve under the 1992 ESPP as previously approved by the stockholders has been issued or the earlier expiration of the 1992 ESPP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors believes that the 2002 ESPP is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. The Board of Directors unanimously recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 4
                      RATIFICATION OF INDEPENDENT AUDITORS


          The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's auditor.

          In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

          Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP.

AUDIT FEES

          The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and for the reviews of the financial statements included in the Company's Form 10-Q for 2001 were $99,300.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

          There were no fees billed by Deloitte & Touche for financial information systems design or implementation services for fiscal year 2001.

ALL OTHER FEES

          The aggregate fees billed by Deloitte & Touche LLP in 2001 for professional services other than as stated under the caption "Audit Fees" above were $147,200 which consisted of:

          o $22,900 for attestation services for items such as consents related to SEC and other registration statements, audits of employee benefit plans and consultations regarding accounting standards or transactions.

          o $124,300 for all other services such as consultations related to tax planning and compliance.

          The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche LLP.

CHANGE OF INDEPENDENT ACCOUNTANTS IN OCTOBER 2000

          On November 6, 2000, the Company filed a current report on Form 8-K regarding its dismissal of Ernst & Young LLP and the engagement of Deloitte & Touche LLP as the Company's independent accountants. The contents of that report are as follows:

     Item 4. Changes in Registrant's Certifying Accountant.

     On October 31, 2000, the Company engaged Deloitte & Touche LLP ("D&T") as its independent certifying accountants for the remainder of the fiscal year ending December 31, 2000 and for the fiscal year ending December 31, 2001. In connection with this engagement, the Company dismissed Ernst & Young LLP ("E&Y"), as its prior independent certifying accountants for the fiscal year ending December 31, 2000.

     The engagement of D&T and the dismissal of E&Y was recommended by the Audit Committee of the Company's Board of Directors and approved by its Board of Directors.

     The reports of E&Y with respect to the Company for fiscal years 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles. During fiscal years 1998 and 1999 and the subsequent interim period preceding the dismissal of E&Y, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its report on the financial statements for such years.

     During fiscal years 1998 and 1999 and the subsequent interim period prior to engaging D&T, the Company did not consult with D&T regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with E&Y.

     A letter from E&Y addressed to the Securities and Exchange Commission is included as Exhibit 1 to this Current Report on Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.

          Each of Deloitte & Touche and Ernst & Young was given a copy of this disclosure prior to its filing and given the opportunity to furnish the Securities and Exchange Commission a letter containing any new information or clarification of this disclosure which each has determined is unnecessary.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 2002.

                                 STOCK OWNERSHIP

HOW MUCH STOCK IS HELD BY LIGAND'S DIRECTORS, EXECUTIVE OFFICERS AND LARGEST STOCKHOLDERS?

          The following table shows, based on information we have, the beneficial ownership of the Company's common stock as of March 31, 2002, by

          o all persons who are beneficial owners of 5% or more of the Company's common stock,

          o    each director and nominee for director,

          o    the Named Executive Officers and

          o    all current directors and executive officers as a group.

          Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on 66,855,089 shares of common stock outstanding on March 31, 2002. Shares of common stock underlying options and convertible notes includes options which are currently exercisable or will become exercisable and convertible notes which are currently convertible or will become convertible within 60 days after March 31, 2002, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 10275 Science Center Drive, San Diego, California 92121.

                                                                           Shares Beneficially
                                                     Number of Shares      Owned Via Options,
                                                       Beneficially            Warrants or          Percent of
Beneficial Owner                                           Owned            Convertible Notes      Class Owned
----------------                                     ----------------      ------------------      -----------
Elan Corporation, plc(1)..........................      14,053,139                     0              21.0%
Lincoln House
Lincoln Place
Dublin 2 Ireland

Citigroup, Inc.(2)................................
399 Park Ave.                                            4,330,006                     0               6.5
New York, NY 10043

Henry F. Blissenbach..............................          74,277                74,277               *

Alexander D. Cross................................          92,731                72,473               *

John Groom........................................          76,100                76,100               *

Irving S. Johnson.................................          97,457                74,528               *

Carl C. Peck......................................          60,864                59,864               *

Michael A. Rocca..................................          51,627                43,627               *

David E. Robinson.................................         884,800               596,165               1.3

Paul V. Maier.....................................         311,476               277,300               *

Andres F. Negro-Vilar.............................         211,273               206,200               *

William A. Pettit.................................         124,459               124,459               *

Thomas H. Silberg.................................          78,646                78,646               *

Directors and executive officers
as a group (16 persons)...........................       2,456,805             2,071,799               3.6

-----------------------
*     Less than 1%

(1) Pursuant to Amendment No. 6 to Schedule 13D filed March 22, 2002 by Elan Corporation, plc, which reported sole dispositive and voting power over 14,053,139 shares. Additional shares have been issued to Elan since the filing of its Schedule 13D in March 2002. For additional information related to Elan's transactions with Ligand, please see "Certain Relationships and Related Transactions."

(2) Pursuant to a Schedule 13G filed February 13, 2002 by Citigroup, Inc. which reported shared voting and dispositive power over 4,330,006 shares.

                               EXECUTIVE OFFICERS

          The executive officers of the Company as of March 31, 2002 were:

Name                                    Age        Position
----                                    ---        --------
David E. Robinson                        53        Chairman of the Board, President, Chief Executive
                                                   Officer and Director
Paul V. Maier                            54        Senior Vice President, Chief Financial Officer
Andres F. Negro-Vilar, M.D., Ph.D.       62        Senior Vice President, Research and Development and
                                                   Chief Scientific Officer
William A. Pettit                        52        Senior Vice President, Human Resources and
                                                   Administration
Thomas H. Silberg                        55        Senior Vice President, Global Commercial Operations
Giambattista Aliprandi                   59        Vice President, Senior Corporate Controller & Treasurer
Warner R. Broaddus                       39        Vice President, General Counsel & Secretary
Phillip A. Duffy                         58        Vice President, Technical Operations
Eric S. Groves, M.D., Ph.D.              59        Vice President, Project Management
Howard T. Holden, Ph.D.                  57        Vice President, Regulatory Affairs and Compliance


          DAVID E. ROBINSON is being considered for the position of director of the Company. See "Election of Directors" for a discussion of Mr. Robinson's business experience.

          PAUL V. MAIER joined the Company in October 1992 as Vice President, Chief Financial Officer and became Senior Vice President, Chief Financial Officer in November 1996. Prior to joining the Company, Mr. Maier served as Vice President, Finance at DFS West, a division of DFS Group, L.P., a private multinational retailer from October 1990 to October 1992. From February 1990 to October 1990, Mr. Maier served as Vice President and Treasurer of ICN Pharmaceuticals, Inc., a pharmaceutical and biotechnology research products company. Mr. Maier held various positions in finance and administration at SPI Pharmaceuticals, Inc., a publicly held subsidiary of ICN Pharmaceuticals Group, from 1984 to 1988, including Vice President, Finance from February 1984 to February 1987. He is a member of the Board of Directors of Entropin, Inc., a public development stage company. Mr. Maier received an M.B.A. from Harvard Graduate School of Business and a B.S. from Pennsylvania State University.

          ANDRES F. NEGRO-VILAR, M.D., PH.D. joined the Company in September 1996 as Senior Vice President, Research, and Chief Scientific Officer and became Senior Vice President, Research and Development and Chief Scientific Officer in December 1999. Prior to joining the Company, Dr. Negro-Vilar was Vice President of Research and Head of the Women's Health Research Institute for Wyeth-Ayerst Laboratories from 1993 to 1996. From 1983 to 1993, Dr. Negro-Vilar served at the National Institute of Environmental Health Sciences of the National Institutes of Health as the Director of Clinical Programs and Chief of the Laboratory of Molecular and Integrative Neurosciences. He is a member of the Board of Directors of X-Ceptor Therapeutics, Inc., a privately held biotechnology company. Dr. Negro-Vilar received an M.D. from the University of Buenos Aires, Argentina, a Ph.D. in physiology from the University of Sao Paulo, Brazil, and a B.S. in science from Belgrano College.

          WILLIAM A. PETTIT joined the Company in November 1996 as Senior Vice President, Human Resources and Administration. Prior to joining the Company, Mr. Pettit was Senior Vice President, Human Resources at Pharmacia & Upjohn, Inc., a global pharmaceutical and healthcare company, where he was employed from 1986 to 1996. From 1984 to 1986, Mr. Pettit served as Corporate Director, Human Resources at Browning Ferris Industries, a waste services company. From 1975 to 1984, Mr. Pettit served in various positions at Bristol-Myers Company, now Bristol-Myers Squibb Company, including Director, Human Resources. Mr. Pettit received a B.A. in English from Amherst College.

          THOMAS H. SILBERG joined Ligand in January 2000 as Senior Vice President, Global Commercial Operations. Prior to joining Ligand, Mr. Silberg spent 27 years with Hoffmann-La Roche Inc., a major pharmaceutical firm, where he held a number of sales and marketing positions, most recently as Vice President of Business Operations and was responsible for general management relating to the sales and marketing of the product line, and for the national executive committee activities for major launch products. Mr. Silberg earned B.S. degrees in marketing and advertising from the University of Minnesota.

          GIAMBATTISTA ALIPRANDI joined Ligand in January 1999 as Vice President, Senior Corporate Controller and was elected an officer of the Company in May 2001. Prior to joining Ligand, he was an independent consultant to several companies (including Ligand) in the areas of acquisitions, manufacturing and planning. From 1994 to 1997, he was the Vice President, Corporate Controller at Pirelli Cavi S.p.A, a multinational cable and telecommunication equipment company in Milano, Italy. From 1991 to 1994, he was the Senior Vice President, Administration and Chief Financial Officer at Himont Inc., a U.S-based multinational polyolefin company. From 1984 to 1990, he was employed at Erbamont Inc., a U.S.-based multinational pharmaceutical company where his most recent position was Vice President, Chief Financial Officer. Mr. Aliprandi held various management positions with The Singer Company from 1963 to 1984. Mr. Aliprandi earned an accounting degree from Istituto Mose Bianchi in Italy.

          WARNER R. BROADDUS joined Ligand in November 2001 as Vice President, General Counsel & Secretary. Prior to joining Ligand, Mr. Broaddus served as General Counsel and Secretary of Invitrogen Corporation, a biotechnology reagents & equipment maker, where he was employed from October 1994 to November 2000. In that capacity he had overall responsibility for the company's legal affairs, including intellectual property, securities and corporate governance. From 1986 to 1990, Mr. Broaddus was an analyst for Morgan Stanley & Co. and UBS Securities, Inc. (now UBS Warburg). Mr. Broaddus holds a J.D. from the University of San Diego and a B.S. from the University of Virginia.

          PHILIP A. DUFFY joined Ligand as Vice President, Technical Operations in January 1998. From 1994 until joining Ligand, Mr. Duffy served as Vice President, Product Supply for Schein Bayer Pharmaceutical Services, Inc., where he was responsible for all global manufacturing and supply chain activities. From 1993 to 1994, he was the principal of Philip A. Duffy & Associates, a New Jersey-based pharmaceutical consulting practice. From 1992 to 1993, he was Corporate Vice President, Materials Management at ICN Pharmaceuticals Inc. Prior to 1992, Mr. Duffy held management positions with a number of pharmaceutical companies including Schering-Plough Inc., G.D. Searle & Co., and Baxter International. Mr. Duffy earned a B.A. in economics from Marquette University and an M.B.A. at George Williams College.

          ERIC S. GROVES, M.D., PH.D. joined Ligand in August 1999 as Vice President, Project Management. From 1994 until joining Ligand, Dr. Groves held a number of positions at Sanofi Pharmaceuticals, most recently as Vice President, Project Direction where he was responsible for the worldwide strategy of and project direction for late-stage Sanofi oncology projects. From May 1991 through October 1994, Dr. Groves had served as Senior Project Director for the research division of Sterling Winthrop Corporation, and served as acting Vice President, Discovery and Clinical Research, Immunoconjugate Division. He was Director, Clinical Research and Development at CETUS Corporation from 1989 through 1991. Dr. Groves received his B.S. degree from Massachusetts Institute of Technology and his Ph.D. in physics from the University of Pennsylvania. He earned his M.D. at the University of Miami and completed an oncology fellowship at the National Cancer Institute.

          HOWARD T. HOLDEN, PH.D. joined the Company in September 1992 as Vice President, Regulatory Affairs and Compliance. Prior to joining the Company, Dr. Holden was Senior Director, Worldwide Regulatory Affairs at Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Company (now Pfizer, Inc.). From 1986 to 1988, Dr. Holden served as Director, Regulatory Affairs and Compliance at Centocor Inc., a pharmaceutical company. From 1973 to 1986, Dr. Holden served at the National Cancer Institute as Section Head/ Senior Investigator in the Cancer Therapy Evaluation Program and the Biological Response Modifiers Program. Dr. Holden received a Ph.D. in microbiology from the University of Miami and a B.A. in zoology from Drew University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

HOW ARE THE SENIOR EXECUTIVES COMPENSATED?

          The following table summarizes the compensation earned by the Named Executive Officers, i.e. the Chief Executive and the next four most highly-compensated executive officers, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long-Term
                                                                                                Compensation        All Other
                                                         Annual Compensation                       Awards       Compensation($)(4)
                                       --------------------------------------------------------------------------------------------
Name and Principal Position                                                                      Securities
---------------------------                                                   Other Annual       Underlying
                                                                              Compensation        Options/
                                         Year   Salary($)(1) Bonus($)(2)         ($)(3)            SARS(#)
                                         ----   -----------  -----------      ------------       ----------
DAVID E. ROBINSON.....................   2001       573,945            0                0            50,000           1,242
Chairman of the Board,                   2000       554,631       50,000                0            75,000           1,242
President and CEO                        1999       540,225       50,000           61,078           100,000           1,917

PAUL V. MAIER.........................   2001       259,109            0                0            40,000           1,240
Senior Vice President,                   2000       249,144       39,865                0            40,000           1,214
Chief Financial Officer                  1999       238,444       46,735           23,943                 0           1,819

ANDRES F. NEGRO-VILAR ................
Senior Vice President,                   2001       369,550            0                0            40,000          35,544
Research and Development and Chief       2000       359,561       62,500                0            30,000          37,524
Scientific Officer                       1999       288,864       62,100           57,678            30,000          39,526
                                                    230,080                                                          16,972
WILLIAM A. PETTIT.....................   2001       222,300            0                0            30,000          18,949
Senior Vice President,                   2000       214,799       35,570            5,250            30,000          20,453
Human Resources and Administration       1999                     44,463            9,000                 0


THOMAS H. SILBERG(5)..................   2001       310,500            0           14,250            40,000          41,457
Senior Vice President,                   2000       287,500      157,000           96,722           125,000           1,190
Commercial Operations

     (1) Compensation deferred at the election of the executive, pursuant to the Ligand Pharmaceuticals 401(k) Plan and Ligand Deferred Compensation Plan are included in the year earned.

     (2) Bonuses to be paid to the Named Executive Officers for services rendered during 2001 will be determined following the mailing of this proxy statement. The amount for 2000 for Mr. Silberg includes a sign-on bonus of $115,000.


     (3) Amounts which are not otherwise described in this note for the Named Executive Officers represent the value of excess earnings on contributions to the Deferred Compensation Plan that were either paid or for which payment was deferred at the election of the Named Executive Officers. The amounts for 2001 include the following: for Mr. Silberg, includes $14,250 of housing allowance. The amounts for 2000 include the following: for Mr. Silberg, includes $96,722 of relocation reimbursements, for Mr. Pettit, includes $5,250 of housing allowance. The amounts for 1999 include the following: for Dr. Negro-Vilar, includes $15,000 housing allowance; for Mr. Pettit, includes $9,000 housing allowance.

     (4) Amounts which are not otherwise described in this note for the Named Executive Officers represent the value of life insurance coverage. The amounts for 2001 include the following: for Mr. Silberg, includes $39,135 loan forgiveness; for Dr. Negro-Vilar, includes $31,980 loan forgiveness; for Mr. Pettit, includes $15,861 loan forgiveness. The amounts for 2000 include the following: for Dr. Negro-Vilar, includes $33,960 loan forgiveness; for Mr. Pettit, includes $17,875 loan forgiveness. The amounts for 1999 include the following: for Dr. Negro-Vilar, includes $35,940 loan forgiveness; for Mr. Pettit, includes $18,834 loan forgiveness.

     (5)  Mr. Silberg joined the Company in January 2000.

WHAT STOCK OPTIONS AND STOCK APPRECIATION RIGHTS DID THE SENIOR EXECUTIVES RECEIVE IN THE LAST YEAR?

          The following table provides information on the option grants made to the Named Executive Officers, i.e. the Chief Executive and the next four most highly-compensated executive officers, during the fiscal year ended December 31, 2001. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                                -----------------

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                                                                          Annual Rates of
                       Number of         % of Total                                        Stock Price
                       Securities       Options/SARs                                     Appreciation for
                       Underlying        Granted to                                        Option Term
                      Options/SARs      Employees in     Exercise or                   --------------------
                        Granted            Fiscal         Base Price     Expiration
Name                      (#)               Year            ($/Sh)          Date          5%($)      10%($)
----                      ---               ----            ------          ----       ---------   --------
David E. Robinson       50,000            5.2358%          $9.87          7/12/11      $310,360     $786,512

Paul V. Maier           40,000            4.1887           10.68           7/6/11       268,664      680,847

Andres Negro-Vilar      40,000            4.1887           10.68           7/6/11       268,664      680,847

William A. Pettit       30,000            3.1415           10.68           7/6/11       201,498      510,635

Thomas H. Silberg       40,000            4.1887           10.68           7/6/11       268,664      680,847

          Each option has a maximum term of 10 years measured from such grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The shares subject to each option are only exercisable if vested and will vest in four successive equal annual installments upon the optionee's completion of each year of service with the Company over the four-year period measured from the option grant date. The vesting of the shares subject to the options granted to Mr. Robinson will accelerate in connection with his termination of employment under certain circumstances, including a change in control of the Company. The shares subject to the options granted to the other Named Executive Officers will immediately vest in full in the event their employment were to terminate following certain changes in control of the Company. These arrangements are described below in "Employment, Severance and Change of Control Arrangements with Executive Officers."

          The plan administrator may grant tandem stock appreciation rights in connection with option grants which require the holder to elect between the exercise of the underlying option for shares of common stock and the surrender of such option for a distribution from the Company, payable in cash or shares of common stock, based upon the appreciated value of the option shares.

          The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option, or to deliver existing shares of common stock, in satisfaction of such tax liability.

          The Company does not provide assurance to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

WHAT STOCK OPTIONS AND STOCK APPRECIATION RIGHTS DID THE SENIOR EXECUTIVES EXERCISE OR HOLD LAST YEAR?

          The following table shows information concerning option exercises and holdings for the year ended December 31, 2001 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year. No shares were acquired on the exercise of options during the fiscal year ended December 31, 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

----------------------------------------------------------------------------------------------------------------
                                        Number of Securities Underlying
                           Shares          Unexercised Options/SARs          Value of Unexercised In-the-Money
                          acquired           at December 31, 2001            Options/SARs at December 31, 2001
                             on        ----------------------------------  -------------------------------------
Name                      exercise     Exercisable (#) Unexercisable (#)   Exercisable ($)     Unexercisable ($)
----                      --------     --------------- -----------------   ---------------     -----------------

David E. Robinson            0            559,187          143,228             $3,809,679            $1,014,566

Paul V. Maier                0            257,830           78,107              2,068,736               557,137

Andres Negro-Vilar           0            184,860           86,015              1,305,766               661,923

William A. Pettit            0            110,292           57,708                707,250               410,363

Thomas H. Silberg            0             57,292          107,708                 87,370               392,055
----------------------------------------------------------------------------------------------------------------

Value of unexercised in-the-money options is equal to the fair market value of the securities underlying the option at fiscal year-end, $17.90 per share, less the exercise price payable for those securities.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS WITH EXECUTIVE OFFICERS

          In May 1996, the Company entered into an employment agreement with Mr. Robinson pursuant to which he is to be employed as President and Chief Executive Officer. This agreement will automatically renew for three years on May 1, 2002, i.e. until May 1, 2005, and will automatically be renewed for successive additional three year terms unless earlier terminated by the Company or Mr. Robinson. During the remainder of the employment term, Mr. Robinson will receive a base salary of at least $561,834 per year and annual incentive bonuses based upon his performance and the Company's attainment of designated performance goals. If Mr. Robinson's employment is terminated without cause, or if he resigns for specified reasons, such as

     o    a change in position, duties and responsibilities without consent,

     o    a reduction in salary or benefits, or

     o    certain events occurring upon a change in control of the Company,

he will be entitled to a severance payment equal to 24 months of base salary, at the rate in effect for him at the time of such termination, and all of his outstanding options will, except under certain limited circumstances, vest and become exercisable for all the option shares on an accelerated basis in connection with his termination of employment, including a termination following a change in control of the Company.

          In January 2000, the Company entered into an employment agreement with Mr. Silberg pursuant to which he is employed as Senior Vice President, Commercial Operations for an unspecified term with an initial annual base salary of $300,000. The agreement provides that Mr. Silberg is an at-will employee. In connection with the agreement, the Company loaned Mr. Silberg the principal sum of $150,000 with an interest rate of 6.09% per annum. The principal balance, together with accrued interest, will be forgiven in five successive annual installments upon his completion of each year of employment with the Company over the five-year period measured from October 2000. Upon his termination of employment, the entire unpaid balance will become immediately due and payable. Mr. Silberg was also granted an option to purchase 125,000 shares of common stock at an exercise price of $16.375 per share.

          In September 1996, the Company entered into an employment agreement with Dr. Negro-Vilar pursuant to which he is employed as Senior Vice President, Research and Chief Scientific Officer for an unspecified term. The agreement provides that Dr. Negro-Vilar is an at-will employee. In connection with the agreement, the Company loaned Dr. Negro-Vilar the principal sum of $150,000 with an interest rate of 6.6% per annum. The principal balance, together with accrued interest, will be forgiven in five successive equal annual installments upon his completion of each year of employment with the Company over the five-year period measured from November 1996. Upon his termination of employment, the entire unpaid balance will become immediately due and payable. In addition, Dr. Negro-Vilar was granted an option to purchase 100,000 shares of the common stock at an exercise price of $12.13 per share. The shares will vest in a series of four successive equal annual installments upon his completion of each year of employment with the Company over the four-year period measured from the grant date. In the event his employment is terminated without cause, he will be entitled to 12 months of salary continuation payments, and all of his outstanding options will immediately vest and become exercisable for all of the option shares.

          In September 1992, Ligand entered into an employment agreement with Paul V. Maier pursuant to which Mr. Maier is employed as Senior Vice President and Chief Financial Officer for an unspecified term. The agreement provides that Mr. Maier is an at-will employee. In connection with the agreement, Ligand loaned Mr. Maier $75,000 which, with the accrued interest, was forgiven in equal annual installments over five years. In connection with the agreement, Mr. Maier was granted an option to purchase 81,188 shares of common stock, which shares vest over four years, at an average price of $8.87 per share. If Mr. Maier's employment is terminated by the Company without cause, he will be entitled to six months base salary.

          In November 1996, Ligand entered into an employment agreement with William A. Pettit pursuant to which Mr. Pettit is employed as Senior Vice President, Human Resources and Administration for an unspecified term. The agreement provides that Mr. Pettit is an at-will employee. In connection with the agreement, Ligand loaned Mr. Pettit $75,000 which, with the accrued interest, was repaid in 2001. In connection with the agreement, Mr. Pettit was granted an option to purchase 75,000 shares of common stock, which shares vest over four years, at an average price of $12.13 per share. If Mr. Pettit's employment is terminated by the Company without cause, he will be entitled to six months base salary.

          The Company has entered into an agreement with each employee holding one or more outstanding options under the 1992 Plan, including each of the Named Executive Officers other than Mr. Robinson, pursuant to which such options will automatically vest on an accelerated basis in the event that such individual's employment is terminated following

     o    an acquisition of the Company by merger or asset sale or

     o a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding common stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

As indicated above, all of Mr. Robinson's outstanding options will, except under certain limited circumstances, vest and become exercisable for all the option shares on an accelerated basis in connection with his termination of employment, including a termination following a change in control of the Company.

          The Company has entered into severance agreements with each of the Named Executive Officers, other than Mr. Robinson, and the other executive officers pursuant to which such individuals will, in the event their employment is involuntarily terminated in connection with a change in control of the Company, receive a severance benefit equal to

     o one times the annual rate of base salary in effect for such officer at the time of involuntary termination plus

     o one times the average of bonuses paid to such officer for services rendered in the two fiscal years immediately preceding the fiscal year of involuntary termination. The severance amount will be payable in 12 monthly installments following the officer's termination of employment.

RELATIONSHIPS AND INDEPENDENCE OF THE COMPENSATION COMMITTEE MEMBERS

          The Compensation Committee is composed of Messrs. Blissenbach and Groom and Dr. Johnson. No member of the Compensation Committee was at any time during the 2001 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

          Mr. Groom, a member of the Compensation Committee, is currently a director of Elan Corporation where he also served as President, Chief Operating Officer until his retirement in January 2001. Ligand and Elan have entered into a number of agreements and transactions. For a more detailed description of Mr. Groom's and the Company's relationship with Elan please see "Proposal No. 1 Election of Directors-Business Experience of Director-Nominees" above and "Certain Relationships and Related Transactions" below.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, AS AMENDED, THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE COMPENSATION COMMITTEE REPORT, THE AUDIT COMMITTEE REPORT, AUDIT COMMITTEE CHARTER, REFERENCE TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS AND STOCK PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES..

COMPENSATION COMMITTEE REPORT

          THE FOLLOWING IS THE REPORT DELIVERED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS WITH RESPECT TO THE PRINCIPAL FACTORS CONSIDERED BY SUCH COMMITTEE IN DETERMINING THE COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS.

          As members of the Compensation Committee of the Board of Directors, it is our duty to set the base salary of the Company's executive officers and to administer the Company's Stock Option/Stock Issuance and Employee Stock Purchase Plans under which grants may be made to the executive officers and other key employees. In addition, we approve the individual bonus programs to be effective for the executive officers each fiscal year.

          GENERAL COMPENSATION POLICY. Our fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements:

     o base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,

     o annual variable performance awards payable in cash and tied to the achievement of financial performance goals established by the Company, and

     o long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

As an officer's level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon the Company's performance and stock price appreciation rather than base salary.

          FACTORS. The principal factors which we considered in establishing the components of each executive officer's compensation package for the 2001 fiscal year are summarized below. We may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

          BASE SALARY. The base salary for each officer is set on the basis of:

     o    industry experience, knowledge and qualifications,

     o the salary levels in effect for comparable positions within the Company's principal industry marketplace competitors and

     o    internal comparability considerations.

We did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, we made our decisions as to the appropriate market level of base salary for each executive officer on the basis of our understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. We estimate that the salary levels of the Company's executive officers range from the 50th percentile to the 90th percentile of the salary levels in effect for comparable positions at those other companies.

          ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer solely on the basis of the Company's achievement of the corporate performance targets we establish at the start of the fiscal year. For fiscal year 2001, the performance targets were based upon individual goals supporting key corporate objectives, and each executive will be evaluated in relation to his or her contribution to the attainment of those targets. Accordingly, this element of executive compensation is earned solely on the basis of the Company's success in achieving the corporate goals. This element of compensation has not been determined as of the date of the mailing of this proxy.

          LONG-TERM INCENTIVE COMPENSATION. During 2001, we approved the grant of stock options to certain executive officers under the 1992 Stock Option/Stock Issuance Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer's level of responsibilities and relative position in the Company. However, we do not adhere to any specific set of guidelines and determine the size of each grant as circumstances warrant.

          Each grant allows the officer to acquire shares of common stock the market price on the grant date over a specified period of time, up to 10 years. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

          CEO COMPENSATION. In setting the compensation payable to the Company's Chief Executive Officer, Mr. Robinson, we have sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to the Company's performance and stock price appreciation. As described above under "Employment, Severance and Change of Control Arrangements with Executive Officers," an employment agreement between the Company and Mr. Robinson sets forth the terms and conditions, including compensation, governing Mr. Robinson's employment.

          We established Mr. Robinson's base salary upon our evaluation of his personal performance and our objective to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. We estimate that his base salary is at the 75th to 90th percentile of the salary levels paid to such other chief executive officers.

          The remaining components of Mr. Robinson's 2001 fiscal year compensation, however, were entirely dependent upon financial performance and provided no dollar guarantees. The cash bonus paid to him for the 2001 fiscal year will be based entirely on the Company's attainment of certain objectives based on key corporate goals. This cash bonus has not been determined as of the date of the mailing of this proxy. It is our objective to have an increasing percentage of Mr. Robinson's total compensation each year tied to the attainment of performance targets and stock price appreciation on his option shares.

          COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company's executive officers for the 2001 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company's executive officers for fiscal 2002 will exceed that limit. The 1992 Stock Option/Stock Issuance Plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and therefore not subject to the $1.0 million limitation.

          It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensations in a balanced and reasonable manner, for both the short- and long-term.

          We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of the Company or any of its subsidiaries.

                                             COMPENSATION COMMITTEE

                                             HENRY F. BLISSENBACH, CHAIR
                                             JOHN GROOM
                                             IRVING S. JOHNSON, Ph.D.

AUDIT COMMITTEE REPORT

          THE FOLLOWING IS THE REPORT DELIVERED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS WITH RESPECT TO THE PRINCIPAL FACTORS CONSIDERED BY SUCH COMMITTEE IN ITS OVERSIGHT OF THE ACCOUNTING, AUDITING AND FINANCIAL REPORTING PRACTICES OF THE COMPANY FOR FISCAL YEAR 2001.

          In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2001, the Committee met two times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, senior corporate controller and independent auditors prior to public release.

          In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

          The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

          The Committee reviewed the audited financial statement of the Company as of and for the fiscal year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

          Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.



                                              AUDIT COMMITTEE

                                              MICHAEL A. ROCCA, CHAIR
                                              HENRY F. BLISSENBACH
                                              ALEXANDER D. CROSS, PH.D.

PERFORMANCE GRAPH

          The graph below shows the five-year cumulative total stockholder return assuming the investment of $100 and the reinvestment of dividends, although dividends have not been declared on the common stock, and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each monthly period for which returns are indicated in each of the common stock, and compares total stockholder returns of common stock, the Nasdaq Composite Index, and the Nasdaq Pharmaceutical Index. The Nasdaq Composite Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. The common stock is traded on the Nasdaq National Market. The Nasdaq Pharmaceutical Index tracks approximately 260 domestic stocks in the biotechnology sector.

          The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.


                                PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETUN*

                                  NASDAQ                 NASDAQ
                LIGAND        COMPOSITE INDEX      PHARMACEUTICAL INDEX
                -------       ---------------      --------------------
12/31/1996      100               100                     100

12/31/1997       86.555           122.482                 103.05

12/31/1998       78.151           172.704                 130.807

12/31/1999       86.555           320.874                 246.642

12/31/2000       94.118           193.001                 307.651

12/31/2001      120.336           153.146                 262.188

*Assumes $100 investment in Company's common stock on December 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


          In September 1998 the Company and Elan Corporation, plc and one or more of its affiliates ("Elan") entered into an agreement for Elan to provide financing to the Company and an exclusive license in the United States and Canada to Elan's product Avinza(TM) (formerly Morphelan(TM)), a form of morphine for pain management in oncology and HIV patients. In connection with the financing agreement, the Company has issued an aggregate of 3,783,512 shares of common stock, 91,406 warrants and $110 million issue price of zero coupon convertible senior notes, due 2008 with 8% per annum yield to maturity. Through March 2002, Elan has converted $110 million issue price of those notes for an aggregate of 9,918,929 shares of common stock, and has received an additional 664,146 shares of common stock as incentive to convert the notes. For the rights to Avinza(TM), the Company paid Elan certain license fees in 1998, with milestone payments due upon the occurrence of certain events. The Company has made milestone payments of an aggregate of $14 million through the issuance of an aggregate of 1,168,180 shares of common stock.

          In 1996, the Board adopted a shareholders rights plan (the "Rights Plan") which provides for a dividend distribution of one preferred share purchase right (a "Right") on each outstanding share of our common stock. Each Right entitles stockholders to buy 1/1000th of a share of Ligand Series A Participating Preferred Stock at an exercise price of $100, subject to adjustment. Generally, the Rights become exercisable following the tenth day after a person or group announces acquisition of 20% or more of the common stock, or announces commencement of a tender offer, the consummation of which would result in ownership by the person or group of 20% or more of the common stock. In connection with our September 1998 agreements with Elan, we amended the Rights Plan to provide that the Rights would not become exercisable by reason of Elan's (i) beneficial ownership on or before November 9, 2005 of up to 25% of the Common Stock or (ii) beneficial ownership after November 9, 2005 of a percentage of our common stock equal to its beneficial ownership on that date, to the extent such ownership exceeds 20%.

          In December 2001, an affiliate of Elan Corporation plc agreed to convert $50.0 million issue price of zero coupon convertible senior notes, plus accrued interest, into 4,406,010 shares of common stock. In connection with this conversion, the Company provided Elan with a $5.0 million conversion incentive through the issuance of an additional 274,843 shares of common stock. In March 2002, the same Elan affiliate agreed to convert an additional $20.0 million issue price of those notes, plus accrued interest, into 1,766,916 shares of common stock and received a conversion incentive of an additional 102,151 shares. Also in March 2002, the Elan affiliate exercised its warrant for 91,406 shares of common stock, resulting in proceeds to Ligand of $914,406. In February 2001, we entered into an exclusive distribution agreement with Elan to market and sell in the territory, principally Eastern and Western Europe, the Company's five near-term oncology products: ONTAK(R), Targretin(R) capsules, Targretin(R) gel, Panretin(R) capsules and Panretin(R) gel. Elan will be responsible for marketing directly in key markets in its territory, which include Germany, France, the U.K. and other countries in Northern Europe, as well as working with the Company to develop and coordinate marketing and promotional strategies throughout Europe. The Company will exclusively supply Elan with all five products at fixed percentages of in-market net selling prices, which vary by product and country.

          Mr. Groom, a member of our Board and a nominee for director, is a director of Elan Corporation where he also served as President and Chief Operating Officer until his retirement in January 2001. Please see "Proposal No. 1 Election of Directors-Business Experience of Directors" above for a more detailed description of Mr. Groom's relationship with Elan. As of March 31, 2002, Elan beneficially owned 14,457,993 shares of our common stock.

          Certain holders of the common stock, and the common stock issuable upon exercise of warrants and other convertible securities, are entitled to registration rights with respect to such stock.

          We have entered into employment agreements and severance agreements with each of Messrs. Robinson, Silberg, Pettit and Maier and Dr. Negro-Vilar. As of March 31, 2002 Mr. Silberg owed the Company $107,500 pursuant to a loan made under his employment agreement. The largest amount owed to the Company by Mr. Silberg during 2001 was $145,000. Please see "Employment, Severance and Change of Control Arrangements with Executive Officers" above for more details regarding these agreements.

          Our bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. The Company is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

          In addition, the Company's certificate of incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from January through December 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied except that three Forms 4 were filed late during 2001 as follows: one Form 4 was filed late for each of Drs. Holden, Peck and Negro-Vilar, representing 1, 1 and 3 transactions in our common stock, respectively. The aggregate number of shares involved in these late filings was 11,649.

                 DEADLINE FOR PROPOSALS FOR NEXT ANNUAL MEETING

          Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's proxy statement for next year's annual meeting of stockholders is expected to be December 12, 2002, 120 days prior to April 11, 2003. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the SEC and the procedure set forth in the bylaws of the Company, which requires notice to be delivered or mailed and received at the Company's executive offices on or before December 21, 2002.

          In addition, the proxy solicited by the Board of Directors for the year 2003 annual meeting of stockholders will confer discretionary authority to rate on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than December 12, 2002.

                           ANNUAL REPORT AND FORM 10-K

          A copy of the Annual Report of the Company for the 2001 Fiscal Year which includes the Company's Annual Report on Form 10-K has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                             SOLICITATION OF PROXIES

          The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. To assist in the solicitation process, the Company has retained Mellon Investor Services LLC. The fee for such services will be approximately $5,500 plus reasonable expenses incurred to distribute solicitation materials. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 OTHER BUSINESS

          As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                  By Order of the Board of Directors


                                  /S/WARNER R. BROADDUS


                                  Warner R. Broaddus
                                  VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
April 11, 2002







"LIGAND", THE LIGAND LOGO, ONTAK, PANRETIN AND TARGRETIN ARE REGISTERED TRADEMARKS OF THE COMPANY. AVINZA(TM) IS A TRADEMARK OF THE COMPANY. OTHER TRADEMARKS IN THIS PROXY STATEMENT ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

                                   APPENDIX A


                             AUDIT COMMITTEE CHARTER
                       LIGAND PHARMACEUTICALS INCORPORATED


I. THE ROLE OF THE AUDIT COMMITTEE

          The primary responsibility of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ligand Pharmaceuticals Incorporated (the "Company") in fulfilling its oversight responsibilities by:

1. reviewing the financial information to be provided to the Company's stockholders and others;

2. overseeing the Company's audit and compliance processes and financial reporting functions;

3. monitoring and ensuring the adequacy of the Company's systems of internal control;

4. reviewing the performance of the Company's outside auditors (the "Independent Auditors") and ensuring the independence thereof.

          The Committee's mandate is one of oversight and its role in no way relieves the Company's management of its responsibility for preparing the Company's financial statements such that they accurately and fairly present the Company's financial condition, nor does it relieve the Independent Auditors of their responsibility for auditing those financial statements.

          The Audit Committee may call on such resources as necessary to fulfill its responsibilities including Independent Auditors, management and consultants.

          The Independent Auditors' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. The Committee shall review the performance of the Independent Auditors and make reports and recommendations to the Board which are appropriate in its judgment, however at least one such report shall be made annually in connection with the Company's year-end reporting. The Board has the ultimate authority to select, evaluate and, where appropriate, replace the Independent Auditors.

          The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated under Article IV, "Duties of the Audit Committee."

II. AUDIT COMMITTEE COMPOSITION

          The Audit Committee shall be comprised of three or more independent directors. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Members shall be appointed or removed by the Board.

III. FREQUENCY OF MEETINGS

          The Audit Committee's regular meetings ordinarily coincide with the regular meetings of the Board, but the Committee shall set the time and place of its regular meetings as it deems appropriate. The Committee may hold special meetings as needed to fulfill its duties. The business of the Committee may be conducted at such regular or special meetings, or by unanimous written consent. Special meetings may be called by any member of the Committee, by the Board, or by the Chairman of the Board. Reasonable notice of the time and place of all meetings shall be given to the Committee members in writing by fax, email, regular mail or courier effective upon receipt, but in no event less than 48 hours prior to the meeting. Notice may be waived at the relevant meeting, or at any time in writing. Meetings may be held in person or by telephonic or video conference.

IV. DUTIES OF THE AUDIT COMMITTEE

To fulfill its responsibilities and duties the Audit Committee shall:

1. Review this Charter at least annually and recommend any changes to the Board of Directors;

2. Review the Company's annual financial statements and any other relevant reports or other financial information;

3. Review the regular internal financial reports prepared by management and any internal auditing department;

4. Review with management, the Independent Auditors and the internal auditing department, if any, the quality and adequacy of, and compliance with, the Company's internal controls;

5. Recommend to the Board of Directors the selection of the Independent Auditors and approve the terms of engagement, scope of audits and fees and other compensation to be paid to the Independent Auditors;

6. On an annual basis, obtain and review a formal written statement of Independence from the Independent Auditors which describes at least (a) the qualifications of all partners and key managers involved in the Company's audit; and (b) all relationships between the such Auditors and the Company relevant to applicable independence standards;

7. Review the performance of the Independent Auditors and approve any proposed discharge of the Independent Auditors when circumstances warrant;

8.   Following completion of the annual audit, review separately with each of
     (a) the Independent Auditors, (b) the Chief Financial Officer and (c) the Corporate Controller and (d) appropriate member(s) of the internal accounting department, if any, and management any significant issues encountered during the course of the audit and the Company's internal processes and controls and compliance therewith;

9. Review with the Independent Auditors and/or management the Company's 10-K and other financial reports prior to their filing as necessary and appropriate;

10. Conduct or authorize investigations into any matter within the Committee's scope of responsibilities.

11. Perform any other activities as assigned by law, this Charter or the Company's charter or bylaws or the Board.

V. REPORTS

          The Committee together with the Secretary shall maintain a record of any actions taken by it. The Committee shall periodically report to the Board on its actions and findings. The Committee shall be responsible for the preparation of any reports required by law or requested by the Board.



* Supersedes Previous Charter Dated March 8, 2001.

                                   APPENDIX B

                       LIGAND PHARMACEUTICALS INCORPORATED

                            2002 STOCK INCENTIVE PLAN


                                  ARTICLE ONE

                               GENERAL PROVISIONS

     I.   PURPOSE OF THE PLAN

          This 2002 Stock Incentive Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A. The Plan shall be divided into four separate equity incentives programs:

               o the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               o the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

               o the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

               o the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

          B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

               III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          E. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                    (i) Employees,

                    (ii) non-employee members of the Board or the board of
               directors of any Parent or Subsidiary, and

                    (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

          E. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be approximately 6,855,000 shares consisting of (i) the number of shares that remain available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to outstanding options under the Predecessor Plan, estimated to be approximately 6,105,000 shares, (ii) plus an additional increase of 750,000 shares to be approved by the Corporation's stockholders at the 2002 Annual Meeting.

          B. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,000,000 shares of Common Stock in the aggregate per calendar year.

          C. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section II of Article Four or Section III of Article Five of the Plan shall NOT be available for subsequent issuance under the Plan.

          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and exercise price per share in effect under each outstanding option transferred to this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   EXERCISE PRICE.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

                    (i) cash or check made payable to the Corporation,

                    (ii) shares of Common Stock held for the requisite period
               necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (iii) to the extent the option is exercised for vested
               shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   EFFECT OF TERMINATION OF SERVICE.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's
               cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    (ii) Any option held by the Optionee at the time of death
               and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

                    (iii) During the applicable post-Service exercise period,
               the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to
               remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the
               applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the LOWER of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

          A. ELIGIBILITY. Incentive Options may only be granted to Employees.

          B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

          D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

          H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

          I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary

Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     V.   STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                    (i) One or more Optionees may be granted the right,
               exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                    (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                    (iii) If the surrender of an option is not approved by the
               Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five
               (5) business days after the receipt of the rejection notice or
               (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                    (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                    (ii) Upon the occurrence of a Hostile Tender-Offer, each
               individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Tender-Offer) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Tender-Offer Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                    (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

          A. PURCHASE PRICE.

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (i) cash or check made payable to the Corporation, or

                    (ii) past services rendered to the Corporation (or any
               Parent or Subsidiary).

          B. VESTING PROVISIONS.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the LOWER of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (i) or (ii) amount.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

     II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

          C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM

     I.   OPTION TERMS

          A. GRANT DATES. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

               2. On the date of each Annual Stockholders Meeting held after the Effective Date, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B. EXERCISE PRICE.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

          D. EXERCISABILITY AND VESTING OF OPTIONS. Each automatic grant shall become fully vested and exercisable upon the Optionee's completion of the one
(1)-year period of continued Board service measured from the grant date.

          E. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Four may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                    (i) The Optionee shall have a three (3)-year period
               following the date of such cessation of Board service in which to exercise each such option.

                    (ii) During the three (3)-year exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                    (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the three (3)-year exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

                    (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER/HOSTILE TENDER-OFFER

          A. In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Tender-Offer.

          C. All outstanding repurchase rights under this under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

          D. Upon the occurrence of a Hostile Tender-Offer while the Optionee remains a Board member, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options under this Automatic Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender-Offer Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          E. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                        DIRECTOR FEE OPTION GRANT PROGRAM

     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the retainer fee election is in effect. Until the Corporation establishes an annual retainer fee for the non-employee Board members, the dollar amount of the fee subject to the Board member's election each year shall be equal to the number of regularly scheduled Board meetings for that year multiplied by the per Board meeting fee in effect for such year.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

          A. EXERCISE PRICE.

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

             X = A / (B x 66-2/3%), where

             X is the number of option shares,

                         A is the portion of the annual retainer fee subject to
                    the non-employee Board member's election under this Director Fee Option Grant Program, and

                         B is the Fair Market Value per share of Common Stock on
                    the option grant date.

          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee's completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Five may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          E. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason other than death or Permanent Disability while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          F. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully vested shares until the EARLIER of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. To the extent such option is held by the Optionee at the time of his or her death, that option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

     III. CHANGE IN CONTROL/HOSTILE TAKE-OVER/HOSTILE TENDER-OFFER

          A. In the event of any Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction. Any option so assumed or continued shall remain exercisable for the fully vested shares until the EARLIEST to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service or (iii) the surrender of the option in connection with a Hostile Tender-Offer.

          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the EARLIEST to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service, (iii) the termination of the option in connection with a Change in Control transaction or (iv) the surrender of the option in connection with a Hostile Tender-Offer.

          C. Upon the occurrence of a Hostile Tender-Offer while the Optionee remains a Board member, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option held by him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender-Offer Price of the shares of

Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Director Fee Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SIX

                                  MISCELLANEOUS

     I.   FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan was adopted by the Board on March 7, 2002, and shall become effective on the Plan Effective Date. However, the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          D. The Plan shall terminate upon the earliest to occur of (i) March 7, 2012, or (ii) the termination of all outstanding options in connection with a Change in Control. Should the Plan terminate on March 7, 2012, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

               The following definitions shall be in effect under the Plan:

               A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Four of the Plan.

               B. BOARD shall mean the Corporation's Board of Directors.

               C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                    (i) a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

                    (ii) the sale, transfer or other disposition of all or
               substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

                    (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

               D. CODE shall mean the Internal Revenue Code of 1986, as amended.

               E. COMMON STOCK shall mean the Corporation's common stock.

               F. CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated which shall by appropriate action adopt the Plan.

               G. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Five of the Plan.

               H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

               I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

               J. EXERCISE DATe shall mean the date on which the Corporation shall have received written notice of the option exercise.

               K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is at the time traded on the Nasdaq
               National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market

                                      B-A1
               and published in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (ii) If the Common Stock is at the time listed on any Stock
               Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               L. HOSTILE TAKE-OVER shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                    (i) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

                    (ii) a Hostile Tender-Offer.

               M. HOSTILE TENDER-OFFER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

               N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

               O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                    (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                    (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

               P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or

                                      B-A2
any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

          P. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

          Q. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

          R. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

          S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          T. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

          U. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          V. PLAN shall mean the Corporation's 2002 Stock Incentive Plan, as set forth in this document.

          W. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          X. PLAN EFFECTIVE DATE shall mean the date the Plan shall become effective and shall be coincident with the first business day following the 2002 Annual Meeting of Stockholders scheduled to take place on May 15, 2002.

          Y. PREDECESSOR PLAN shall mean the Corporation's 1992 Stock Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

          Z. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          AA. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

          BB. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          CC. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a

                                      B-A3
consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          DD. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

          EE. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          FF. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

          GG. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          HH. TENDER-OFFER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Tender-Offer or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Tender-Offer. However, if the surrendered option is an Incentive Option, the Tender-Offer Price shall not exceed the clause (i) price per share.

          II. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          JJ. WITHHOLDING TAXES shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.


                                      B-A4

                                   APPENDIX C

                       LIGAND PHARMACEUTICALS INCORPORATED

                        2002 EMPLOYEE STOCK PURCHASE PLAN


     I.   PURPOSE OF THE PLAN

          This Employee Stock Purchase Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     II.  ADMINISTRATION OF THE PLAN

          The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

     III. STOCK SUBJECT TO PLAN

          A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be approximately 123,000 shares, consisting of (i) the number of shares that remain available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, estimated to be approximately 48,000 shares, plus (ii) an additional increase of 75,000 shares to be approved by the Corporation's stockholders at the 2002 Annual Meeting.

          B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

     IV.  OFFERING PERIODS

          A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

          B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in June 2004. The next offering period shall commence on the first business day in July 2004, and subsequent offering periods shall commence as designated by the Plan Administrator.

          C. Each offering period shall consist of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from (i) the first business day in January to the last business day in March each year (ii) from the first business day in April to the last business day in June each year,
(iii) from the first business day in July to the last business day in September each year and (iv) from the first business day in October to the last business day in December each year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in September 2002.

          D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then immediately after the purchase of shares of Common Stock on behalf of the participants in that offering period on that Purchase Date, that offering period will automatically terminate, and a new two-year offering period will begin on the next business day, with all participants in the terminated offering period to be automatically transferred to the new offering period.

     V.   ELIGIBILITY

          A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee. For the initial offering period commencing at the Effective Time, each individual who is an Eligible Employee at that time shall automatically be enrolled as a Participant with a contribution rate equal to ten percent (10%) of his or her Cash Earnings.

          B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she is an Eligible Employee.

          C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

          D. Except as otherwise provided in Sections IV.D. and V.A. above, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

     VI.  PAYROLL DEDUCTIONS

          A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                    (i) The Participant may, at any time during the offering
               period, reduce his or her rate of payroll deduction (or to the extent applicable, the percentage of Cash Earnings to serve as his or her lump sum contribution for the initial Purchase Interval of the first offering period) to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

                    (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

          B. Payroll deductions shall begin on the first pay day administratively feasible following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

          C. For the initial Purchase Interval of the first offering period under the Plan, no payroll deductions shall be required of the Participant until such time as the Participant affirmatively elects to commence such payroll deductions following his or her receipt of the SEC prospectus for the Plan. In the absence of such payroll deductions, the Participant will be required to contribute the applicable percentage of his or her Cash Earnings to the Plan in a lump sum payment immediately prior to the close of that Interval should the Participant elect to have shares of Common Stock purchased on his or her behalf on the Purchase Date for that initial Purchase Interval.

          D. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

          E. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

     VII. PURCHASE RIGHTS

          A. GRANT OF PURCHASE RIGHTS. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

          B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions (or, to the extent applicable, his or her lump sum contribution) for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

          C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

          D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date (or, to the extent applicable, his or her lump sum contribution for that Purchase Interval) by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 1,330 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and to establish limitations on the maximum number of shares that may be purchased in total by all Participants on each Purchase Date during that offering period.

          E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

          F. SUSPENSION OF PAYROLL DEDUCTIONS. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant's purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

          G. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                    (i) A Participant may, at any time prior to the next
               scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                    (ii) The termination of such purchase right shall be
               irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

                    (iii) Should the Participant cease to remain an Eligible
               Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new

               Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

          H. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

          The Corporation shall use its best efforts to provide at least ten
(10) days' prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

          I. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

          J. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

          K. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

     VIII. ACCRUAL LIMITATIONS

          A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

          B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                    (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                    (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair

               Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

          C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

          D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

     IX.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan was adopted by the Board on March 7, 2002, and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further purchase rights shall be granted or exercised under the Predecessor Plan after the Plan Effective Date.

          C. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in June 2012 or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

     X.   AMENDMENT OF THE PLAN

          A. The Board may alter, amend, suspend or terminate the Plan at any time. However, no such amendment, modification or termination may adversely affect any purchase rights outstanding under the Plan without the consent of the affected Plan participant if such Board action shall become effective prior to the close of the current Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

          B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders:
(i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

     XI.  GENERAL PROVISIONS

          A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

          B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

          C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE TIME

                       Ligand Pharmaceuticals Incorporated

                                    APPENDIX

               The following definitions shall be in effect under the Plan:

               A. BOARD shall mean the Corporation's Board of Directors.

               B. CASH EARNINGS shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall NOT include any contributions made by the Corporation or any Corporate Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established (other than Code
Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

               C. CHANGE IN CONTROL shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

                    (i) a merger, consolidation or other reorganization approved by the Corporation's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

                    (ii) the sale, transfer or other disposition of all or
               substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                    (iii) the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

               D. CODE shall mean the Internal Revenue Code of 1986, as amended.

               E. COMMON STOCK shall mean the Corporation's common stock.

               F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

               G. CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated that shall by appropriate action adopt the Plan.

               H. EFFECTIVE TIME shall mean July 1, 2002. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

               I. ELIGIBLE EMPLOYEE shall mean any person who has been continuously employed by a Participating Corporation for at least three months on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a).

                                      C-A1

               J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

               K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is at the time traded on the Nasdaq
               National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (ii) If the Common Stock is at the time listed on any Stock
               Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               L. 1933 ACT shall mean the Securities Act of 1933, as amended.

               M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

               N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

               O. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

               P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

               Q. PREDECESSOR PLAN shall mean the Corporation's 1992 Employee Stock Purchase Plan in effect immediately prior to the Plan Effective Date hereunder.

               R. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be September 30, 2002.

               S. PURCHASE INTERVAL shall mean each successive three (3)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

               T. QUARTERLY ENTRY DATE shall mean the first business day in January, April, July and October each year on which an Eligible Employee may first enter an offering period.

               U. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

                                      C-A2

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       LIGAND PHARMACEUTICALS INCORPORATED

     The undersigned hereby appoints David E. Robinson and Warner R. Broaddus, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held on Wednesday, May 15, 2002, or at any postponements of adjournments thereof, as specified on the reverse side, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                                Please mark
                                                              your votes as [X]
                                                                indicated in
                                                                this example

        The Board of Directors recommends a vote FOR Items 1, 2, 3, and 4


ITEM 1-ELECTION OF DIRECTORS     Nominees: 01 Henry F. Blissenbach,
                                           02 Alexander D. Cross,
FOR all nominees    WITHHOLD               03 John Groom,
listed at right    AUTHORITY               04 Irving S. Johnson,
(except as marked  to vote for             05 Carl Peck,
to the contrary)   all nominees            06 David E. Robinson,
                   listed at               07 Michael A. Rocca
                    right
                                 WITHHELD FOR: (Write that nominee's name in the
  [    ]            [    ]       space provided below):

                                ______________________________________________


ITEM 2-APPROVAL OF A NEW 2002 STOCK OPTION/STOCK ISSUANCE PLAN

FOR            AGAINST        ABSTAIN
[    ]         [    ]         [    ]


ITEM 3-APPROVAL OF A NEW 2002 EMPLOYEE STOCK PURCHASE PLAN

FOR            AGAINST        ABSTAIN
[    ]         [    ]         [    ]


ITEM 4-APPOINTMENT OF INDEPENDENT AUDITORS

FOR            AGAINST        ABSTAIN
[    ]         [    ]         [    ]



                            CHECK HERE IF YOU PLAN ATTEND THE ANNUAL MEETING [ ]



Signature__________________  Signature__________________  Date_________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

                             *FOLD AND DETACH HERE*

--------------------------------------------------------------------------------


                            Vote by Telephone or Mail

                         24 Hours a Day, 7 Days a Week

             Telephone voting is available through 4PM Eastern Time
                 the business day prior to annual meeting day.

  Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

___________________________________________________      _______________________
|                    Telephone                    |      |        Mail         |
|                 1-800-435-6710                  |      |                     |
|                                                 |      | Mark, sign and date |
| Use any touch-tone telephone to vote your proxy.|      |   your proxy card   |
| Have your proxy card in hand when you call.  You|  OR  |         and         |
| will be prompted to enter your control number,  |      |   return it in the  |
| located in the box below, and then follow the   |      |enclosed postage-paid|
| directions given.                               |      |        envelope.    |
|                                                 |      |                     |
|_________________________________________________|      |_____________________|


                      If you vote your proxy by telephone,
                 you do NOT meed to mail back your proxy card.